Exhibit 99.1

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CCG Investor Relations 10960 Wilshire Blvd, Suite 2050 Los Angeles, CA 90024 (310) 477-9800 Crocker Coulson, President crocker.coulson@ccgir.com	Excelligence Learning Corporation 2 Lower Ragsdale Drive, Suite 200 Monterey, CA 93940 (831) 333-2000 Vikas Arora, VP, General Counsel & Secretary varora@excelligence.com

FOR IMMEDIATE RELEASE

Excelligence Learning Corporation Reports

First Quarter 2006 Results and Filing of Nasdaq Initial Listing Application

•    Revenues up 10.6% to $25.0 million, Driven by Growth in Early Childhood and

Elementary School Divisions

•    Gross Profit up 14.1% to $9.3 million

MONTEREY, Calif., May 16, 2006 — Excelligence Learning Corporation (OTC: LRNS.PK), a leader in developing, manufacturing and distributing educational products to the early childhood and elementary school markets, today reported financial and operating results for the first quarter ended March 31, 2006, as first announced in its quarterly report on Form 10-Q for the quarter filed with the Securities and Exchange Commission on May 12, 2006. The Company also announced that it had submitted an initial listing application to The Nasdaq Stock Market, seeking to apply to re-list its securities on Nasdaq.

Financial Results for Q1 2006

Consolidated revenues for the quarter ended March 31, 2006 increased 10.6% to $25.0 million, compared to $22.6 million in the first quarter of 2005. Revenues in the Early Childhood and Elementary School divisions in the first quarter of 2006 increased 10.9% and 5.6%, respectively. Net loss for the first quarter of 2006 was $904,000, or ($0.10) per share, compared to a net loss of $439,000, or ($0.05) per share, in the first quarter of 2005. The net loss in the first quarter of 2006 includes $1.2 million in pre-tax legal, investigative, audit and consultancy fees related to the restatement of certain financial results and the related investigation by the Securities and Exchange Commission.

The Early Childhood division’s gross profit increased 14.2% to $8.7 million, compared to $7.6 million in the first quarter of 2005. Gross profit in the Elementary School division improved to $537,000, compared to $477,000 in the first quarter of 2005. As a whole, the Company’s gross profit for the quarter ended March 31, 2006 increased 14.1% to $9.3 million, or 37.1% of revenues, compared to $8.1 million, or 36.0% of revenues, in the first quarter of 2005.

“While the first quarter is typically one of the seasonally slowest of the year, we generated solid revenue growth in both of our divisions. Our Early Childhood division led the way with nearly 11% revenue growth, mainly due to our increased sales and marketing efforts and new product offerings. Gross margins improved in both divisions, which we expect to continue as we introduce more higher-margin proprietary products and optimize our operations,” said Ron Elliott, Chief Executive Officer of Excelligence.

Selling, general and administrative (SG&A) expenses increased 21.5% to $10.8 million, up from $8.9 million in the first quarter of 2005. As a percentage of revenues, SG&A expenses increased to 43.2%, versus 39.3% in the first quarter of 2005. This increase was primarily attributable to $1.2 million in legal, accounting and consultancy expenses related to the previously announced internal investigation, the subsequent restatement of the Company’s previously issued financial statements for fiscal year 2004 and the first quarter of 2005 and the related Securities and Exchange Commission investigation. By eliminating the effects of these expenses, SG&A expenses would have been $9.6 million, or 38.6% of revenues, in the first quarter of 2006.

Operating loss in the Early Childhood and Elementary School divisions was $113,000 and $1.5 million, respectively. Overall, due to the legal, accounting and consultancy expenses mentioned above, operating loss in the first quarter of 2006 was $1.6 million, versus $802,000 in the first quarter of 2005. If the aforementioned costs associated with the internal investigation the subsequent restatement of the Company’s previously issued financial statements and the related Securities and Exchange Commission investigation are excluded the Company’s operating loss would have been $412,000, versus $802,000 in the first quarter of 2005.

“Excluding the impact of expenses related to the investigations and restatement, our operating loss would have narrowed substantially from the first quarter of 2005. We expect to incur additional expenses in relation to these matters, which will affect our near-term results. Nonetheless, I am confident in our ability to expand our business and improve our operations as we approach our highest volume quarters of the year,” Mr. Elliott remarked.

Filing of Nasdaq Initial Listing Application

In addition, Excelligence announced that it had filed an initial listing application to The Nasdaq Stock Market, seeking to have its securities re-listed on Nasdaq. As previously announced, the Nasdaq Listing and Hearing Review Council affirmed the Nasdaq Listing Qualifications Panel’s February 1, 2006 decision to delist the Company’s securities from The Nasdaq Capital Market. The Panel had delisted Excelligence for failing to comply with Nasdaq Marketplace Rule 4310(c)(14), which requires that Nasdaq-listed issuers remain current in their Securities and Exchange Commission filings, by January 31, 2006. Although the Company believes that it currently satisfies all of Nasdaq’s initial listing requirements, there can be no guarantee that Nasdaq’s Listing Qualifications department will grant Excelligence’s application.

“We have also made progress in our efforts to re-list our securities on Nasdaq; we have submitted our application to list on The Nasdaq Stock Market and expect a decision in the near future,” concluded Mr. Elliott.

About Excelligence Learning Corporation

Excelligence Learning Corporation is a developer, manufacturer and retailer of educational products which are sold to child care programs, preschools, elementary schools and consumers. The Company serves early childhood professionals, educators, and parents by providing quality educational products and programs for children from infancy to 12 years of age. With its proprietary product offerings, a multi-channel distribution strategy and extensive management expertise, the Company aims to foster children’s early childhood and elementary education. The Company is composed of two business segments, Early Childhood and Elementary School. Through its Early Childhood segment, the Company develops, markets and sells educational products through multiple distribution channels primarily to early childhood professionals and, to a lesser extent, consumers. Through its Elementary School segment, the Company sells school supplies and other products specifically targeted for use by children in kindergarten through sixth grade to elementary schools, teachers and other education organizations. Those parties then resell the products either as a fundraising device for the benefit of a particular school, student program or other community organization, or as a service project to the school. Excelligence Learning Corporation’s headquarters is in Monterey, California and its website is www.excelligencelearning.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 about matters such as the Company’s plans for improving profitability in its Early Childhood and Elementary School business segments, the prospects of its business strategy, future expenses and the listing of the Company’s securities on The Nasdaq Stock Market. These statements are based on management’s current expectations and actual results may differ materially as a result of various risks and uncertainties, including, but not limited to, the Company’s ability to diversify product offerings or expand in new and existing markets; changes in general economic and business conditions and in the educational products, catalog or e-retailing industry in particular; the impact of competition, specifically, if competitors were to either adopt a more aggressive pricing strategy than the Company or develop a competing line of proprietary products; the level of demand for the Company’s products; fluctuations in currency exchange rates, which could potentially result in a weaker U.S. dollar in overseas markets, increasing the Company’s cost of inventory purchased; the Company’s ability to meet and comply with the listing requirements of The Nasdaq Stock Market; and other factors discussed in the Company’s filings with the SEC. The forward-looking statements in this earnings release are made as of May 16, 2006, and Excelligence Learning Corporation does not undertake to revise or update these forward-looking statements, except to the extent that it is required to do so under applicable law.

- Financial Tables Follow -

EXCELLIGENCE LEARNING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenues	$24,960	$22,578
Cost of goods sold	15,695	14,458

Gross profit	9,265	8,120

Operating expenses:
Selling, general and administrative	10,788	8,879
Amortization of intangible assets	43	43

Operating loss	(1,566)	(802)

Other (income) expense:
Interest expense	—	5
Interest income	(69)	(11)

Loss before income taxes	(1,497)	(796)
Income tax benefit	593	357

Net loss	$(904)	$(439)

Net Loss Per Share Calculation:
Net loss per share – basic and diluted	$(0.10)	$(0.05)

Weighted average shares used in net loss per share calculation – basic and diluted	9,038,999	8,926,231

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EXCELLIGENCE LEARNING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for par value and share amounts)

(Unaudited)

	March 31, 2006	December 31, 2005*
ASSETS
Current assets:
Cash and cash equivalents	$3,614	$9,862
Accounts receivable, net of allowance for doubtful accounts of $236 and $348 at March 31, 2006 and December 31, 2005, respectively	5,733	6,383
Inventories	28,769	22,018
Prepaid expenses and other current assets	4,257	2,614
Deferred income taxes	911	885

Total current assets	43,284	41,762

Property and equipment, net	4,375	4,362
Deferred income taxes	4,760	4,558
Other assets	300	246
Goodwill	5,878	5,878
Other intangible assets, net	528	571

Total assets	$59,125	$57,377

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,444	$6,462
Accrued expenses	4,746	4,300
Other current liabilities	263	210

Total current liabilities	13,453	10,972

Stockholders’ equity:
Common stock, $0.01 par value; 15,000,000 shares authorized; 9,040,432 and 9,036,199 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	90	90
Additional paid-in capital	64,005	63,834
Accumulated deficit	(18,423)	(17,519)

Total stockholders’ equity	45,672	46,405

Total liabilities and stockholders’ equity	$59,125	$57,377

*	Derived from audited consolidated financial statements filed in the Company’s 2005 Annual Report on Form 10-K.

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